August 14, 1996




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     Quarterly Report on Form 10Q-SB
                 Ansan, Inc.

Ladies and Gentlemen:

      On behalf of our client, Ansan, Inc. (the "Company"), enclosed herewith for filing is one (1) copy of the Company's Quarterly Report on Form 10Q-SB for its fiscal quarter ended June 30, 1996.

                                                     Very truly yours,



                                                     Allison G. Godman

AGG/js

Enclosures
cc:   Mr. James Ahlers
      The Nasdaq Stock Market,
       Nasdaq Regulatory Filings